CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS

Contour Medical, Inc.
Alpharetta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement of Contour Medical, Inc. on Form S-8 (File Number 33-92110) of our report dated October 9, 1997 relating to the consolidated financial statements of Contour Medical, Inc. and Subsidiaries as of June 30, 1997 and 1996 and for the years then ended appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1997.

/s/ Cherry, Bekaert & Holland, L.L.P.
Cherry, Bekaert & Holland, L.L.P.

October 9, 1997
Greensboro, North Carolina